Exhibit 3(b)

BYLAWS

OF

POTLATCH CORPORATION

(As amended through December 1, 2006)

Article I—Offices

Section 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation shall have an office in the City and County of Spokane, State of Washington, and may also have offices at such other places as the chairman of the board or the board of directors may from time to time determine, or as the business of the corporation may require.

Article II—Corporate Seal

The corporate seal of the corporation shall contain thereon the name of the corporation, the year of its organization and the words “Corporate Seal” and “Delaware.”

Article III—Meetings of Stockholders

Section 1. All meetings of the stockholders shall be held in the City and County of Spokane, State of Washington, at such place as may be designated from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 2. Annual meetings of stockholders shall be held on the first Monday of May each year at 8:00 A.M., if not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such annual meeting, the stockholders of the corporation shall elect a board of directors or, if the board of directors shall then be divided into classes, the members of that class of directors whose term of office expires at such meeting and transact such other business as may properly be brought before the meeting.

Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning shares which have a majority of the voting power of the capital stock issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the secretary must have received written notice from the stockholder no later than ninety (90) days nor more than one hundred twenty (120) days in advance of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. Such written notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding any other provision in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4.

Section 5. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 6. A majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, provided, that one-third of the total number of shares of capital stock entitled to vote at such meeting are present in person or represented by proxy. If, however, there are insufficient shares to constitute a quorum, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be formed. At such adjourned meeting at which a quorum shall be formed, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 7.

(a) When a quorum is formed at any meeting, the affirmative vote of the majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, these bylaws or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern the decision of such questions.

(b) At any meeting of stockholders at which directors are to be elected, when a quorum is present: (i) each nominee in an uncontested election shall be elected by the vote of the majority of the votes cast with respect to that director’s election; and (ii) in a contested election, the nominees receiving a plurality of the votes cast shall be elected. For purposes of this Section 7, (i) a “contested election” means the number of nominees exceeds the number of directors to be elected in such election; (ii) an “uncontested election” means the number of nominees equals the number of directors to be elected in such election; and (iii) a “majority of the votes cast” means by the vote of the majority of the voting power of the capital stock issued and outstanding, present in person or represented by proxy and entitled to vote for the election of directors.

(c) The board of directors shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of directors of such resignation.

(d) If an incumbent director fails to receive the required vote for re-election in an uncontested election, the nominating and corporate governance committee of the board of directors will determine whether such director’s resignation should be accepted and make a recommendation to the board of directors, which shall make the final determination whether to accept the resignation. The board of directors will publicly disclose the board’s decision within 90 days from the date of certification of the election results. If such incumbent director is a member of the nominating and corporate governance committee and does not agree to abstain from participating in the committee’s deliberations and decision regarding such resignation, then such committee shall act through a sub-committee consisting of one or more members who did not fail to receive the required vote in the election. If such incumbent director does not agree to abstain from participating in the board of directors’ deliberations and decision regarding such resignation, then the board shall act through a special committee consisting entirely of directors who did not fail to receive the required vote in the election.

(e) If a director’s resignation is accepted by the board of directors pursuant to this Section 7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors may fill the resulting vacancy pursuant to the provisions of subsection B of Article Ninth of the Certificate of Incorporation or may decrease the size of the board of directors pursuant to the provisions of subsection A of Article Ninth of the Certificate of Incorporation.

Article IV—Directors

Section 1. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation, or by these bylaws directed or required to be exercised or done by the stockholders.

Section 2. Each director elected pursuant to subsection B of Article Ninth of the Certificate of Incorporation shall hold office until the director’s successor is elected and has qualified or until the director’s earlier resignation or removal. Directors need not be stockholders. No person shall continue to serve as a director after the expiration of the calendar year in which the age of 72 is attained.

Section 3. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4. The annual meeting of the board of directors shall be held immediately following each annual meeting of the stockholders of the corporation at the place where such meeting of stockholders is held or at such other date, time and place as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 5. The directors at each annual meeting shall elect a chairman of the board and also shall elect a vice chair of the board, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of both the chairman of the board and the vice chair of the board, a committee chair designated by the board of directors shall perform the duties and exercise the powers of the chairman of the board. The chairman of the board of the corporation shall if present preside at all meetings of the stockholders and the board of directors.

Section 6. Special meetings of the board of directors may be called by the chairman of the board, the vice chair of the board, or by any officer who is a director. Each director shall be given not less than five days’ notice of such special meetings of the board, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or has been sent by mail or electronic means to a director’s last known address as shown in the secretary’s records; provided, however, that if a special meeting is called by the chairman of the board, the vice chair of the board, or by any officer who is a director because an attempt has been made or threatened to acquire the corporation or more than five percent of its shares, or because in the best judgment of the person calling the meeting some other emergency exists, then each director shall be given not less than three hours’ notice of any such meeting to be held in person or by means of conference telephone as provided in Section 9 of this Article, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or by electronic means or an attempt has been made to give such notice by telephoning a director at the director’s home telephone number and business office telephone number as such numbers are shown in the secretary’s records.

Special meetings of the board of directors shall be called by the chairman of the board or the secretary on the written request of one third of the entire board of directors (determined by rounding up to the next whole number in the event the board of directors is not then divisible by three) plus one director. Each director shall be given not less than five days’ notice of such special meetings of the board, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or has been sent by mail or electronic means to a director’s last known address as shown in the secretary’s records.

Notice may be waived in writing by any director entitled thereto, and attendance at a meeting shall constitute a waiver of notice of such meeting.

Section 7. At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of proceedings of the board or committee.

Section 9. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting in such manner shall constitute presence at such meeting.

Section 10. The board of directors shall have the authority to fix the compensation of directors.

Section 11. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Such nominations, other than those made by or on behalf of the existing management of the corporation, shall be made by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the secretary of the corporation no later than ninety (90) days nor more than one hundred twenty (120) days in advance of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made.

Each notice shall set forth (i) the full name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee and by the nominating stockholder, (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended, (v) the nominee’s written consent to serve, if elected, and (vi) a statement whether the nominee, if elected, intends to tender, promptly following such nominee’s election or re-election as a director, an irrevocable resignation effective upon (x) such nominee’s failure to receive the required vote for re-election at the next meeting of stockholders at which such nominee would face re-election and (y) acceptance of such resignation by the board of directors, in accordance with these bylaws or the corporation’s corporate governance guidelines.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Article V—Committees

The board of directors may designate such committees with such powers and duties as it may prescribe by resolution.

Article VI—Officers

Section 1. The board of directors of the corporation shall elect as officers of the corporation: a chief executive officer; one or more vice presidents; a secretary; a treasurer; a controller; and such additional officers, including one or more assistant secretaries and assistant treasurers, as the board of directors may from time to time determine.

Section 2. The term of office of the officers of the corporation shall expire at the annual meeting of the board of directors, and each officer shall hold office until the officer’s successor shall have been duly elected and qualified or until the officer’s earlier death, resignation, retirement or removal by the board of directors.

Section 3. The chief executive officer shall have general and active management of the business of the corporation and shall ensure that all orders and resolutions of the board of directors are carried into effect and shall have such other powers and duties as may be from time to time assigned to the chief executive officer by the board of directors or prescribed by the bylaws.

The chief executive officer shall have the power to employ and discharge subordinates, agents and employees of the corporation and to fix their compensation and to delegate all or part of such power, subject to supervision by the board of directors.

In the absence or disability of the chief executive officer, the officers designated by the board of directors shall perform the duties and exercise the powers of the chief executive officer.

Section 4. The vice presidents shall have such powers and perform such other duties as may be prescribed by these bylaws, the board of directors or the chief executive officer.

Section 5. The controller shall be the principal accounting officer in charge of the general accounting books, accounting and cost records and forms. The controller shall have such other powers and duties as the controller may from time to time be assigned or directed to perform by the board of directors or the chief executive officer.

Section 6. The secretary shall have the care and custody of the records of the corporation and shall attend all meetings of the stockholders and the directors and shall record all votes and minutes of said meetings in a book or books kept for that purpose. The secretary shall sign such instruments on behalf of the corporation as the secretary may be authorized to sign by the board of directors or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution. The secretary shall see that proper notice is given to all meetings of the stockholders and the directors where notice is required and shall have such other powers and duties as the secretary may from time to time be assigned or directed to perform by the board of directors or the chief executive officer.

An assistant secretary shall have all of the powers and shall perform all of the duties of the secretary in case of the absence of the secretary or the secretary’s inability to act, and shall have such other powers and duties as the assistant secretary may from time to time be assigned or directed to perform.

Section 7. The treasurer shall attend to the collection, receipt and disbursement of all moneys belonging to the corporation. The treasurer shall have authority to endorse, on behalf of the corporation, all checks, notes, drafts, warrants and orders, and shall have custody over all securities of the corporation. The treasurer shall have such additional powers and such other duties as the treasurer may from time to time be assigned or directed to perform by the board of directors or the chief executive officer.

An assistant treasurer shall have all of the powers and shall perform the duties of the treasurer in case of the absence of the treasurer or the treasurer’s inability to act, and shall have such other powers and duties as the treasurer may from time to time be assigned and directed to perform.

Article VII—Uncertificated Shares

Section 1. Shares of stock in the corporation (“Stock”) shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the secretary or an assistant secretary. In the event shares of Stock are represented by certificates, such certificates shall be registered upon the books of the corporation and shall be signed by the chairman or vice chair of the board, or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, shall bear the seal of the corporation or a facsimile thereof, and shall be countersigned by a transfer agent and the registrar for the Stock each of whom shall by resolution of the board of directors be appointed with authority to act as such at the pleasure of the board of directors. No certificate for a fractional share of common stock shall be issued. Certificates of Stock signed by the chairman or vice chair of the board, or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, being such at the time of such signing, if properly countersigned as set forth above by a transfer agent and the registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

Section 2. The board of directors may designate certain persons to authorize the issuance of new certificates of Stock or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.

Section 3. Transfer of shares of Stock represented by certificates shall be made on the books of the corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of Stock shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The corporation may impose such additional conditions to the transfer of its Stock as may be necessary or appropriate for compliance with applicable law or to protect the corporation, a transfer agent or the registrar from liability with respect to such transfer.

Section 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Section 5. The corporation may recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by the laws of Delaware.

Article VIII—Dividends

Dividends upon the capital stock of the corporation, subject to applicable provisions, if any, of the Certificate of Incorporation, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any such provisions of the Certificate of Incorporation.

Article IX—General Provisions

Section 1. The fiscal year of the corporation shall be from the first day of January each year until the last day of the succeeding December, both inclusive.

Section 2. Whenever notice is required under these bylaws or by statute and such notice is given by mail, the time of giving such notice shall be deemed to be the time when the same is placed in the United States mail, postage prepaid, and addressed to the party to be notified at the party’s address as it appears on the records of the corporation.

Article X—Amendments

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors pursuant to the applicable provisions of the Certificate of Incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

CERTIFICATE OF CORPORATE SECRETARY

I, the undersigned, hereby certify:

1.	That I am the duly elected, acting and qualified Corporate Secretary of Potlatch Corporation, a Delaware corporation; and

2.	That the foregoing Bylaws, comprising 8 pages (excluding this Certificate of Corporate Secretary), constitute the Bylaws of such corporation as duly adopted by the Board of Directors of Potlatch Corporation, effective for all purposes as of December 1, 2006.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 6th day of December, 2006.

/s/ Pamela A. Mull
Pamela A. Mull Corporate Secretary